UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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TG THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 TG THERAPEUTICS, INC.

3020 Carrington Mill Blvd, Suite 475

Morrisville, NC 27560

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of TG Therapeutics, Inc. (“TG” or the “Company”) to be held on June 12, 2025 at 9:30 a.m. Eastern Time. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/TGTX2025 when you enter your control number included with the Notice of Internet Availability or proxy card. At the Annual Meeting, stockholders will be asked to (i) elect six directors for a term of one year, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, (iii) approve, on an advisory basis, the compensation of our named executive officers, (iv) approve Amendment No. 2 to the Company’s 2022 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock; and (v) transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. You will also have the opportunity to ask questions and make comments at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2024 on the internet. Our “Important Notice Regarding the Availability of Proxy Materials,” was mailed on or about April 30, 2025. That notice describes how you can obtain our proxy statement and annual report online. In addition, that notice provides instructions for how to receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you attend the Annual Meeting virtually and wish to vote live during the Annual Meeting, you may revoke your proxy at the Annual Meeting.

If you have any questions about the proxy statement or our annual report, please contact Sean A. Power, our Chief Financial Officer at 1-(877)-575-TGTX (8489) or via email at shareholders@tgtxinc.com.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Michael S. Weiss
Michael S. Weiss
Chairman, Chief Executive Officer and President

April 30, 2025
Morrisville, North Carolina

TG THERAPEUTICS, INC.

3020 Carrington Mill Blvd, Suite 475

Morrisville, NC 27560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of TG Therapeutics, Inc. will be held virtually on June 12, 2025, at 9:30 a.m. Eastern Time. You may attend the virtual Annual Meeting via live webcast at www.virtualshareholdermeeting.com/TGTX2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/TGTX2025.

At the Annual Meeting, stockholders will consider and act on the following items:

1.	Elect six directors for a term of one year;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve Amendment No. 2 to our 2022 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares; and

5.	Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 14, 2025, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be made available electronically upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the internet are contained in the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2025. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2024 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. Submitting your proxy does not affect your right to vote live if you decide to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Sean A. Power, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the virtual Annual Meeting and voting live during the Annual Meeting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael S. Weiss and Sean A. Power to vote your shares at the Annual Meeting and on any postponements or adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
/s/ Sean A. Power
Sean A. Power
Corporate Secretary

April 30, 2025
Morrisville, North Carolina

TG THERAPEUTICS, INC.

3020 Carrington Mill Blvd, Suite 475

Morrisville, NC 27560

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 30, 2025, to the owners of shares of common stock of TG Therapeutics, Inc. (the “Company,” “our,” “we,” or “TG”) as of April 14, 2025, in connection with the solicitation of proxies by our Board of Directors for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2025, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2024. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on June 12, 2025, at 9:30 a.m. Eastern Time. You may access the meeting via the internet at www.virtualshareholdermeeting.com/TGTX2025 when you enter your control number included with the Notice of Internet Availability or proxy card. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q: When is the Annual Meeting?

A. The Annual Meeting will be held at 9:30 a.m., Eastern Time, on June 12, 2025.

Q: Where will the Annual Meeting be held?

A. The Annual Meeting will be held virtually by means of a live webcast which can be accessed at www.virtualshareholdermeeting.com/TGTX2025 when you enter your control number included with the Notice of Internet Availability or proxy card.

Q: What is the purpose of the Annual Meeting?

A. At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing six directors for a term of one year; (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; (iii) approving an advisory vote on the compensation of our named executive officers; (iv) approving Amendment No. 2 to our 2022 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares; and (v) transacting any other business that may properly come before the 2024 Annual Meeting or any postponement or adjournment thereof.

Q: Who is entitled to vote at our Annual Meeting?

A. The record holders of our common stock at the close of business on April 14, 2025 (the “Record Date”), may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 158,776,296 shares of common stock outstanding on the Record Date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be made available for your inspection upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2025 and entering your control number included with the Notice of Internet Availability or proxy card.

Q: How many votes do I have?

A. On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q: How do I vote?

A. You may vote during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2025 and entering your control number included with the Notice of Internet Availability or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, via internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at 9:15 a.m. Eastern Time on June 12, 2025.

Q: What is a proxy?

A. A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael S. Weiss, our Chairman, Chief Executive Officer and President, and Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Weiss and/or Mr. Power may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q: How will my shares be voted if I vote by proxy?

A. Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, (iii) “FOR” the advisory vote to approve the compensation of our named executive officers and (iv) “FOR” approving Amendment No. 2 to our 2022 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q: How do I revoke my proxy?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	delivering written notice to our Corporate Secretary, Sean A. Power, at our address above or via email at shareholders@tgtxinc.com;
●	submitting a later dated proxy card or voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or
●	attending the virtual Annual Meeting and voting live during the meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2025.

Q: Is my vote confidential?

A. Yes. All votes remain confidential.

Q: How are votes counted?

A. Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the Annual Meeting. The inspector(s) will determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (the “NYSE”), which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The matter up for vote at the Annual Meeting that is considered to be “routine” is the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Brokers that hold your shares, therefore, have discretionary authority to vote your shares on this matter unless they receive instructions from you on this matter.

Q: What constitutes a quorum at the Annual Meeting?

A. In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws (the “Bylaws”), the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q: What vote is required to elect our directors for a one-year term?

A. The affirmative vote of a plurality of the votes of the shares present, virtually in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. As this proposal is considered “non-routine,” if you do not vote your shares, your brokerage firm does not have the discretionary authority to vote your unvoted shares held by the firm and will result in a broker or nominee non-vote. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q: What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025?

A. The affirmative vote of a majority of the shares present, virtually, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. As this proposal is considered “routine” there will be no broker or nominee non-votes on this proposal. Abstentions will have the same effect as a negative vote on this proposal.

Q: How will the outcome of the advisory vote to approve the compensation of our named executive officers be determined?

A. The affirmative vote of a majority of the shares present, virtually, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the advisory vote to approve the compensation of our named executive officers. As this proposal is considered “non-routine,” if you do not vote your shares, your brokerage firm does not have the discretionary authority to vote your unvoted shares held by the firm and will result in a broker or nominee non-vote. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q: What vote is required to approve Amendment No. 2 to our 2022 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Incentive Plan from 17,000,000 to 22,000,000?

A. The affirmative vote of a majority of the shares present, virtually, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Amendment No. 2 to our 2022 Incentive Plan. As this proposal is considered “non-routine,” if you do not vote your shares, your brokerage firm does not have the discretionary authority to vote your unvoted shares held by the firm and will result in a broker or nominee non-vote. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q: What percentage of our outstanding common stock do our directors and executive officers own?

A. As of our Record Date of April 14, 2025, our directors and executive officers owned, or have the right to acquire, approximately 10.64% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 43 for more details.

Q: Who was our independent public accountant for the year ending December 31, 2024? Will they be represented at the Annual Meeting?

A. KPMG LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2024. We expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make statements and will be available to answer your questions.

Q: How can I obtain a copy of our Annual Report on Form 10-K?

A. We have filed our Annual Report on Form 10-K for the year ended December 31, 2024, with the SEC. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Sean A. Power, or by email at shareholders@tgtxinc.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that the Board of Directors (the “Board”) shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of six members. The following individuals are being nominated to serve on our Board (See “Proposal 1 - Election of Directors; Nominees”):

			Director
Name	Age	Position	Since
Michael S. Weiss	59	Chairman, Chief Executive Officer and President	2011
Laurence N. Charney	78	Lead Independent Director	2012
Yann Echelard	61	Director	2012
Kenneth Hoberman	60	Director	2014
Daniel Hume	58	Director	2015
Sagar Lonial, MD	58	Director	2020

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. In addition, our Board has a Lead Independent Director who is responsible for presiding at regular executive sessions of the independent directors, leading annual independent director evaluations of the Chairman and Chief Executive Officer, and serving as a liaison between the Chairman and Chief Executive Officer and the independent directors.

TG has a risk management program overseen by Michael S. Weiss, our Chairman, Chief Executive Officer and President, and the Board. Mr. Weiss and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The Board engaged an independent party to conduct a member and committee self-evaluation process, which will continue to be performed annually to evaluate the Board’s effectiveness, corporate governance policies and composition. The self-evaluation process includes interviews by the independent party with each member of the Board. Following the evaluation process, the Board engages in a discussion regarding recommendations made by members of the Board and/or the independent party to determine how to incorporate this feedback to enhance performance by the Board and its various committees.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

TG adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on April 11, 2025. During the review, our Board considered relationships and transactions during 2025 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Yann Echelard, Laurence Charney, Kenneth Hoberman, Daniel Hume and Dr. Sagar Lonial are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss, 59, has served as TG’s Chairman, President and CEO since December 2011. Mr. Weiss is also currently a director of the Company. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board. Mr. Weiss also serves as a Director and Executive Vice Chairman, Strategic Development of Fortress Biotech, Inc., and as Chairman of the board of directors of Mustang Bio, Inc., and of Checkpoint Therapeutics, Inc. Additionally, Mr. Weiss co-founded and served as Co-Portfolio Manager and Managing Partner of Opus Point Partners, LLC from 2009 to 2019.

Laurence N. Charney, 78, has served on our Board since April 2012. Since 2007, Mr. Charney has served as a business strategist and financial advisor to Boards, CEOs and investors. Previously, from 1970 through June 2007, Mr. Charney was a senior audit partner at Ernst & Young, LLP, a registered public accounting firm, retiring as a practice leader in the Americas Quality and Risk Management Group. Mr. Charney currently serves as a director and audit committee chairman of Kenon Holdings Ltd. In addition, Mr. Charney previously served as a director and audit committee member of Pacific Drillings S.A, Marvel Entertainment, Inc., and other growth-oriented companies. In addition to his extensive experience on the boards of various corporate entities, Mr. Charney is also very active on the boards of several non-profit organizations. Mr. Charney graduated with a BBA degree from Hofstra University and currently serves on the advisory council for the University’s Zarb School of Business and completed the Executive MBA in Business program at Columbia University. Based on Mr. Charney’s financial industry experience and in-depth understanding of our business, the Board believes that Mr. Charney has the appropriate set of skills to serve as a member of the Board.

Yann Echelard, 61, has served on our Board since November 2012. Dr. Echelard, current Operating Partner at Flagship Pioneering, has over 30 years of research and biopharmaceutical experience. Dr. Echelard holds a Ph.D. from Université de Montréal and has completed post-doctoral studies at Ludwig Institute of Cancer Research in Montreal (McGill University). As a visiting scientist at the Roche Institute and at Harvard University (Developmental Biology), he had a key role in the isolation and characterization of the Hedgehog genes, the first identified vertebrate morphogens. From 1994 to 2010, he progressed through various positions of increasing responsibility at Genzyme Transgenics Corporation and at GTC Biotherapeutics, including Vice President of Research and Development, Vice President of Corporate and Technology Development, and President. In 1998, he led the scientific team that first performed goat somatic cell nuclear transfer (cloning). In January of 2013, Dr. Echelard became the President and Chief Executive Officer of rEVO Biologics, Inc., the successor of GTC Biotherapeutics, Inc., a position he held until April 2018. Since joining Flagship Pioneering in 2018, Dr. Echelard has successively served as Founding President of Ring Therapeutics and Cellarity, as well as President and Co-Founder of Laronde (now Sail), ProFound Therapeutics, and Ampersand biomedicines. Based on Mr. Echelard’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board believes that Mr. Echelard has the appropriate set of skills to serve as a member of the Board.

Kenneth Hoberman, 60, has served on our Board since December 2014. Mr. Hoberman is currently the Chief Operating Officer and Corporate Secretary of Stemline Therapeutics, Inc. where he is a key member of the founding team. Mr. Hoberman was instrumental in the company’s financings from early private, including institutional, rounds through the IPO and subsequent follow-on offerings. Mr. Hoberman originated and lead the acquisition of Stemline Therapeutics, Inc. by The Menari Group. He has extensive financial, accounting, investor relations, corporate governance and business development experience including M&A, strategic alliances and partnerships both domestic and international. Mr. Hoberman’s operational expertise includes regulatory and compliance oversight, human resources, manufacturing, quality assurance and clinical development. He was previously Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in the success of the company. Mr. Hoberman helped to secure multiple sources of capital including over $200 million in equity investments through public and private offerings. He initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company’s market capitalization to over $1 billion. Mr. Hoberman also led the team that originated, in-licensed, and developed AuryxiaTM, which recently gained FDA approval. Mr. Hoberman is also very active on several boards, including Nuvectis Pharma (Nasdaq: NVCT), and Lirum Therapeutics, Inc. Mr. Hoberman received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University. Based on Mr. Hoberman’s financial and pharmaceutical industry experience and in-depth understanding of our business, as well as his extensive management experience, the Board believes that Mr. Hoberman has the appropriate set of skills to serve as a member of the Board.

Daniel Hume, 58, has served as a member of our Board since June 2015. Mr. Hume is currently a managing partner at Kirby McInerney, LLP. Mr. Hume’s law practice focuses on securities law regulation, structured finance, antitrust, and civil litigation. Mr. Hume is member of the board of directors of for Lirum Therapeutics, a private biopharmaceutical company. Mr. Hume was recently a member of the boards of directors of Stemline Therapeutics Inc. (Nasdaq: STML), a late clinical stage biopharmaceutical company, and National Holdings Corporation (Nasdaq: NHLD), a financial services company, until those companies’ successful acquisitions. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States Supreme Court. Mr. Hume received a B.A. in philosophy and graduated magna cum laude from the State University of New York at Albany, and earned a J.D. from the Columbia University Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law. We believe that Mr. Hume is qualified to serve on our Board due to his substantial financial and legal experience as well as his experience on several other boards, some within the pharmaceutical industry.

Sagar Lonial, MD, 58, was nominated to serve as a member of our Board in April 2020. Dr. Sagar Lonial earned his medical degree from the University of Louisville School of Medicine. He completed his internship and residency at Baylor College of Medicine in Houston, Texas, followed by a fellowship in hematology and oncology at Emory University School of Medicine in Atlanta, Georgia. His previous laboratory work has focused on evaluating the impact of purified dendritic cell subsets on the nature of immune responses against antigen, and he has completed several trials evaluating the impact of cytokines on dendritic cell content and post-transplant immune recovery. More recently, Dr. Lonial has focused on combinations of novel agents as therapy for myeloma. He serves as Vice Chair of the Myeloma Committee in the Eastern Cooperative Oncology Group and as Myeloma editor for Clinical Lymphoma, Myeloma and Leukemia. He has received the Celgene Young Investigator Award, Indo American Cancer Association Lifetime Achievement Award, the COMY Multiple Myeloma Excellence Award for Clinical Science, and the Giants of Cancer Care inductee, and currently holds the Anne and Bernard Gray Family Chair in Cancer. Based on Dr. Lonial’s medical background and significant experience in oncology drug development, the Board believes that Dr. Lonial has the appropriate set of skills to serve as a member of the Board.

During 2024, our Board held four meetings. Each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2024 Annual Meeting of Stockholders.

Board Selection and Diversity

Our Nominating and Corporate Governance Committee, along with our Board, is committed to ensure that the composition of the Board reflects a variety of skills, experiences, and perspectives. In evaluating potential nominees and current directors, our Nominating and Corporate Governance Committee and the Board considers various factors that contribute to a highly-qualified and effective Board consistent with the criteria set forth in the Nominating and Corporate Governance Committee Charter and Director Nomination Policy. The primary focus of our Nominating and Corporate Governance Committee and Board in selecting board members is to identify individuals who will best advance the interests of our stockholders and to provide sound and prudent guidance to support the Company’s strategic direction and governance.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Sean A. Power, our Corporate Secretary, via email at shareholders@tgtxinc.com. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at shareholders@tgtxinc.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Laurence N. Charney (Chairman), Yann Echelard, Daniel Hume and Kenneth Hoberman.

The Audit Committee held four meetings during the fiscal year ended December 31, 2024. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.tgtherapeutics.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Charney is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board and our Audit Committee. Please see Mr. Charney’s biography on page 6 for a description of his relevant experience.

The report of the Audit Committee can be found on page 12 of this proxy statement.

Compensation Committee

The Compensation Committee held four meetings during the fiscal year ended December 31, 2024. The Compensation Committee’s meetings are held on a quarterly or more frequent basis, with written materials provided to the directors in advance. The Compensation Committee currently consists of all independent members of our Board, with Mr. Hoberman as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.tgtherapeutics.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s 2022 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 11, 2025, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 26 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 14 of this proxy statement.

Nominating and Corporate Governance Committee and Nominating Process

The Nominating and Corporate Governance Committee currently consists of Dr. Sagar Lonial, Yann Echelard and Daniel Hume, with Dr. Lonial as chairman. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2024. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in the Charter of the Nominating and Corporate Governance Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website, located at www.tgtherapeutics.com. The Nominating and Corporate Governance Committee (1) identifies qualified individuals to become members of our Board and recommends to our Board proposed nominees for Board membership using the criteria set forth in the Company’s Director Nomination Policy, available on our website, (2) recommends to our Board individuals to serve on each committee of our Board, (3) assesses our Board’s effectiveness and develops and implements the Company’s corporate governance guidelines, (4) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, and (5) performs such other tasks as our Board may, from time to time, prescribe.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Sean A. Power, via email at shareholders@tgtxinc.com. Any recommendation must be received not less than 90 days nor more than 120 days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. If our Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code of Business Conduct and Ethics includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code of Business Conduct and Ethics also contains procedures for dealing with and reporting violations of the Code of Business Conduct and Ethics. We have posted our Code of Business Conduct and Ethics on our website, located at www.tgtherapeutics.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions, with respect to Company securities.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner with one exception. Sagar Lonial filed one report on Form 4 representing one transaction that was not reported on a timely basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

AND OTHER MATTERS

KPMG LLP served as the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2024. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm” on page 45 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

During the fiscal years ended December 31, 2024 and 2023, KPMG LLP billed us an aggregate of approximately $1,333,000 and $878,000, respectively, in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for those fiscal years, the audit of internal control over financial reporting for those fiscal years, and the review of our financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years.

Audit-Related Fees

During the fiscal years ended December 31, 2024 and 2023, KPMG LLP billed us an aggregate of zero and $100,000, respectively for audit-related services reasonably related to the performance of the audits and reviews for those fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2024 and 2023, we were not billed by KPMG LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2024 and 2023, KPMG LLP billed us an aggregate of approximately $2,730 and $2,730, respectively, in fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●

Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

●

Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and KPMG LLP, our independent registered public accounting firm during the year ended December 31, 2024, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2024, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

By the Audit Committee of the Board of Directors

Laurence N. Charney, Chairman

Yann Echelard

Daniel Hume

Kenneth Hoberman

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael S. Weiss	59	Chairman, Chief Executive Officer and President
Sean A. Power	43	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer.

The biography of Mr. Weiss is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Sean A. Power, 43, has served as our Chief Financial Officer since December 2011. Mr. Power joined the Company from Keryx Biopharmaceuticals, Inc., where he served as Corporate Controller from 2006 to 2011. During his tenure there, Mr. Power was involved in all capital raising and licensing transactions. He was also responsible for leading Keryx’s compliance with SEC rules and regulations. Prior to joining Keryx, he was with KPMG LLP, independent certified public accountants. Additionally, Mr. Power served as Chief Financial Officer of Opus Point Partners, LLC from 2011 to 2019. Mr. Power received a B.B.A in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we give an overview and analysis of our executive compensation program and philosophy for 2024, the material compensation decisions we made under those programs with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by or paid to the following individuals, whom we refer to as our named executive officers, or NEOs:

●	Michael S. Weiss, our Chairman, Chief Executive Officer and President; and
●	Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary.

Executive Summary

2024 Performance Highlights

Our executive compensation program seeks to incentivize and reward strong corporate performance. During 2024, we made significant progress including the following:

BRIUMVI® (ublituximab-xiiy) Commercialization

●	BRIUMVI United States (U.S.) net product revenue of $103.6 million and $310 million for the fourth quarter and full year of 2024, respectively, representing approximately 250% growth year over year
●	Obtained three additional patents from the United States Patent and Trademark Office (USPTO) for BRIUMVI, extending patent protection through 2042
●	BRIUMVI launched in Europe with our partner, Neuraxpharm, which is now commercially available in several additional countries in the European Union and United Kingdom

BRIUMVI Data Presentations

●

Presented five-year data from the open-label extension study of the ULTIMATE I & II Phase 3 trials evaluating BRIUMVI in adult patients with relapsing forms of multiple sclerosis (RMS) which demonstrated that 92% of patients were free from disability progression after five years of treatment, an annualized relapse rate of 0.02 during year 5 of treatment (equivalent to one relapse occurring every fifty years of patient treatment), and an overall safety profile that remained consistent over 5 years of continuous treatment, with no new safety signals emerging with prolonged treatment.

●	Presented data from the ENHANCE Phase 3b trial evaluating BRIUMVI in patients with RMS which demonstrated that:
○	Rapid 30-minute BRIUMVI infusions are well tolerated in over 80 patients with RMS, and
○

RMS patients who were already B-cell depleted from a prior anti-CD20 therapy were able to switch directly to a full 450 mg dose of BRIUMVI administered in 1 hour, without a 150 mg initial dose, with 97% of infusions being completed without interruption or slowing.

Pipeline

●	Launched a Phase 1 trial evaluating subcutaneous ublituximab in patients with relapsing forms of multiple sclerosis (MS)
●	Enrolled patients with Myasthenia Gravis (MG) into a Phase 1 trial with subcutaneous ublituximab
●

Entered into a global license agreement with Precision BioSciences, Inc. (Precision) for the development and commercialization of Precision’s allogeneic CD19 CAR T therapy program, azercabtagene zapreleucel (azer-cel), for the treatment of autoimmune disorders and launched a Phase 1 trial in primary progressive multiple sclerosis

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

We currently hold advisory votes on the compensation of our NEOs (a “say-on-pay vote”) at every annual meeting of stockholders. Our Board values the opinions of our stockholders, and advisory votes allow our stockholders to provide us with input on our executive compensation program.

At the 2024 Annual Meeting of Stockholders, approximately 57.7% of the shares represented and entitled to vote at the annual meeting voted to approve the compensation of the Company’s NEOs, as discussed and disclosed in the 2024 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee believes that our stockholders were supportive of the compensation paid to our NEOs and the Company’s executive pay practices. Since 2022 the Compensation Committee and Board have engaged Arthur J. Gallagher & Co. as an independent compensation consultant (the “Compensation Consultant”) to advise the Compensation Committee regarding annual compensation for the Company’s Chief Executive Officer, Chief Financial Officer, and non-employee directors. The Compensation Consultant also assisted the Compensation Committee with its 2023 and 2024 peer group selection and analysis.

After considering the input from our stockholders, as well as evaluating practices related to executive compensation by public companies generally, and our peer group specifically, the Compensation Committee believes that the core design of our executive compensation program is sound, with an emphasis on short and long-term incentive compensation that rewards our executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. The advisory vote on executive compensation at the Annual Meeting, and at future meetings, will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Compensation Philosophy, Objectives and Design

Our executive compensation programs are designed to motivate our employees to create long-term sustained stockholder value by acquiring, developing and commercializing novel treatments for B-cell diseases. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. Continuity of experienced leadership has also been critical to our long-term operational success, with both of our NEOs having served in their roles since December 2011. The driving philosophy and objectives behind our executive compensation programs are:

●	to attract, retain, motivate and reward outstanding employees;
●

to align interests of our NEOs with those of our stockholders by creating a strong focus on stock ownership and appreciation and basing pay on performance measures that drive long-term stockholder value;

●	to incentivize our NEOs to achieve our business goals;
●	to recognize the individual contributions of our NEOs while fostering a shared commitment of performance and creating stockholder value among our executive teams; and
●	to reflect our “pay for performance” culture.

In addition to our direct compensation elements, the following features of our executive compensation program are designed to align with stockholder interests and market best practices while being able to achieve our stated objectives and philosophy and support our ambitious business goals:

What We Do

●	Maintain a Compensation Committee solely of independent directors
●	Compensation Committee engages external independent compensation consultant to consult on compensation levels and practices
●

Align pay with performance by delivering a significant portion of executive compensation through variable, at-risk compensation, including annual bonuses and long-term equity incentive award to align interests with stockholders, including the fact that 100% of the equity awards awarded to our Chief Executive Officer in 2024 were subject to the achievement of performance goals

●	Annually review our peer group companies and their pay practices to align our executive compensation program with the market
●	We maintain a clawback policy
●	We hold say-on-pay advisory votes
●	We prohibit the repricing of stock options without stockholder approval

What We Don’t Do

●	Our NEOs are prohibited from hedging our stock
●	The Compensation Committee’s independent consultant performs no other work for the Company
●	We do not guarantee bonuses or salary increases
●	We do not provide significant perquisites to our NEOs
●	We do not provide supplemental executive retirement plans or special health and welfare benefits to executive officers
●	We do not provide tax gross-up payments

Compensation Mix and “At-Risk Pay”

The Compensation Committee has historically compensated NEOs with three compensation components: base salary, annual cash bonus, and equity-based compensation. Competitive base salaries are intended to recognize the performance of job responsibilities as well as attract and retain individuals with superior talent. The Compensation Committee believes that annual bonus opportunities provide our NEOs with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of restricted stock, stock options, or other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success of the Company.

In setting compensation levels for our NEOs, the Compensation Committee does not formulaically benchmark against any one specific reference point. Instead, it considers a variety of factors, including peer group data, tenure, role, responsibilities, performance, and local competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives, including the achievement of corporate goals and objectives.

For 2024, approximately 95% of our Chief Executive Officer’s compensation was performance-based and subject to the achievement of our corporate performance goals and, therefore, at-risk pay. In addition, for 2024, approximately 79% of our Chief Financial Officer’s compensation was at-risk, due to such compensation either being subject to performance-based and/or time-based conditions. Such at-risk compensation was provided through our annual cash bonus program and through long-term equity awards to incentivize performance to drive stock appreciation:

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. While the Compensation Committee draws on a number of resources, including input from the Board and the Chief Executive Officer, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the Compensation Committee. The Compensation Committee oversees and approves all compensation arrangements and actions for our NEOs. The Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and carefully evaluating an executive’s performance during the year against established goals, operational performance, and business responsibilities. In addition, the Compensation Committee utilizes discretion in the assessment process to respond to and adjust to a dynamic business environment. Information about the Compensation Committee and its composition and responsibilities can be found on page 8 under the caption “Compensation Committee.”

Role of the Compensation Consultant

The Compensation Committee has engaged the Compensation Consultant since 2022 to provide advice on matters regarding annual compensation for the Company’s Chief Executive Officer, Chief Financial Officer, and non-employee directors.

During 2024, the Compensation Consultant assisted the Compensation Committee with the Company’s peer group selection, compiling and analyzing the NEO and non-executive director compensation of the Company’s peer group, and evaluating the Company’s compensation components and practices relative to the peer group. The Compensation Consultant reported directly to the Compensation Committee and provided no other services to the Company. The Compensation Committee reviews the objectivity and independence of the advice provided by the Compensation Consultant. In 2024, the Committee considered the specific independence factors adopted by the Commission and the NASDAQ Capital Market and determined that the Compensation Consultant was independent and that its work did not raise any conflicts of interest.

Role of the Chief Executive Officer

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year, the overall performance of the Company achieving its goals and objectives, and overall trends in the marketplace.

In addition, each year, management delivers a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. The Board works with the Compensation Committee to review these recommendations and proposals and to make any modifications deemed appropriate, and the Compensation Committee approves the final compensation levels and goals and objectives for the NEOs.

Benchmarking and Role of Peer Group

On an annual basis, our Compensation Committee analyzes our NEO compensation against competitive market data based on the companies in our peer group. In connection with this annual review, our Compensation Committee also reviews the Company’s peer group and determines whether changes are necessary.

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In general, our Compensation Committee, in consultation with the Compensation Consultant, establishes a peer group of public companies based on a balance of the following criteria:

●	companies whose number of employees, stage of development, area of therapeutic focus, and various financial metrics including but not limited to market capitalization similar to ours;

●	companies with similar executive positions to ours;
●	companies against which we believe we compete for talent; and
●	companies whose compensation and financial data are publicly available.

2024 Compensation – Benchmarking and Peer Group

Based on the above criteria, for the purposes of evaluating 2024 base salaries, target bonuses and target long-term compensation of our NEOs, in December 2023 our Compensation Committee reviewed our prior peer group and established our “2023 Peer Group” as disclosed in our proxy statement for the fiscal year ended December 31, 2023, as filed with the SEC on April 29, 2024.

We believe that the compensation practices of our 2023 Peer Group provided the appropriate benchmarks for evaluating the compensation of our NEOs for 2024. At the time that we selected our 2023 Peer Group, we ranked in the 36th percentile in terms of revenue, and 58th percentile in terms of market capitalization. Our Compensation Committee recognizes the importance of having a peer group that has been determined by evaluating both qualitative and quantitative factors.

2025 Compensation – Benchmarking and Peer Group

In June 2024, the 2023 Peer Group was evaluated and updated for the purposes of evaluating 2025 base salaries, target bonuses and target long-term compensation of our NEOs. Due to (i) changes in the Company’s profile, including with respect to the Company’s market capitalization, headcount, sector and stage of development and (ii) acquisitions of certain companies in the 2023 Peer Group, the Compensation Committee established our new peer group, referred to as our “2024 Peer Group”. At the time that we selected our 2024 Peer Group we ranked in the 46th percentile in terms of revenue, and 44th percentile in terms of market capitalization.

Our “2024 Peer Group” is comprised of the following 18 publicly traded companies:

Acadia Pharmaceuticals, Inc.	CRISPR Therapeutics AG *	PTC Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc.	Rhythm Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Denali Therapeutics, Inc. *	Twist Bioscience Corporation
Apellis Pharmaceuticals, Inc.*	Geron Corporation	Ultragenyx Pharmaceutical, Inc. *
Blueprint Medicines Corporation *	Iovance Biotherapeutics, Inc.	Vericel Corporation *
Corcept Therapeutics Incorporated	Madrigal Pharmaceuticals, Inc.	Xenocor, Inc. *

*Denotes companies that are new to the 2024 peer group

+The following companies were removed from our 2023 Peer Group: Adaptive Biotechnologies Corporation, Aurina Pharmaceuticals Inc., EQRX, Inc., ImmunoGen, Inc., Mirati Therapeutics, Inc., Reata Pharmaceuticals, Inc., and Sage Therapeutics, Inc.

Elements of Compensation

Our executive compensation program for 2024 consisted of the following components:

Compensation Element	Purpose
Base Salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his or her position.

Annual cash incentive awards	Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.

Long-term equity awards

Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock awards or stock options generally are issued based upon achievement of corporate goals and objectives in the prior year.

Health and welfare plans and retirement plan

We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our NEOs have employment agreements that provide for severance benefits in certain circumstances.

No specific allocation is used in regard to the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate amounts that otherwise might be payable to our executives based upon its assessment of the Company’s or our executives’ performance in general and unforeseen events occurring during the year.

In order to maximize the incentive effect of our executive compensation program, we have structured our performance-based compensation to include a mix of value opportunities and performance measures.

●

Our annual cash incentive awards and our annual equity awards are based principally upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.

●	In 2024, 100% of the annual equity award granted to our Chief Executive Officer is subject to vesting based on the achievement of pre-set performance goals.
●	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with the interests of our stockholders.

2024 Executive Compensation

Base Compensation

The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. The Compensation Committee reviews base salaries of our NEOs each year (or otherwise at the time of a new hire or promotion) and makes any adjustments it deems necessary. In setting base salaries, the Compensation Committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individuals in similar positions, and advice from the Compensation Consultant. Merit-based increases to salaries are based on individual performance assessments, the recommendations made by the Compensation Consultant, and the comparative compensation at peer companies. The Compensation Committee gives no specific weighting to any one factor in setting the level of base salary, and its review process ultimately relies on the subjective exercise of the Compensation Committee’s judgment.

Michael S. Weiss. Effective as of June 30, 2021, Mr. Weiss and the Company entered into an amended employment agreement pursuant to which Mr. Weiss’ base salary was set at $875,000. Mr. Weiss’ salary remained unchanged in 2022 and 2023, and the Compensation Committee determined to make no changes to Mr. Weiss’ base salary in 2024.

Sean A. Power. Based on the individual performance of Mr. Power and an analysis prepared by the Compensation Consultant of compensation provided to the Chief Financial Officer position within our peer group the Compensation Committee approved, effective January 1, 2024 an increase in Mr. Power’s base salary from $445,578 to $480,000 in an effort to improve alignment with the market for his position, but which kept Mr. Power’s base salary below the median for his position within the 2023 Peer Group.

Annual Cash Incentive Awards

We consider annual cash incentive bonuses to be an important component of our executive compensation program. Annual cash bonuses provide incentives necessary to retain our NEOs and drive annual performance of our key short-term corporate goals. We provide an opportunity for each of our NEOs to receive an annual cash incentive bonus based on the satisfaction of performance objectives approved by our Compensation Committee. For any given year, these objectives may include individualized goals or corporate goals that relate to operational, strategic, or financial factors such as progress in developing our product candidates, achieving certain manufacturing, intellectual property, and clinical and regulatory objectives. At the time the Compensation Committee approved our goals for 2024, the Compensation Committee believed that each of the 2024 goals was achievable at the target level, but only with significant effort. Such goals represented the achievement of significant product and service milestones, as well as continued improvement across several operational areas. The corporate goals and objectives for the 2024 calendar year were as follows:

Core Goals by Category	Weighting
Commercial Launch ● Achieve targets for full year BRIUMVI revenue ● Achieve certain BRIUMVI utilization thresholds	45%
Drug Supply, CMC & Quality ● Ensure sufficient and continued supply of BRIUMVI ● Ensure no critical regulatory or quality observations	25%
Regulatory & Clinical Development ● Achieve certain regulatory goals for BRIUMVI and pipeline products ● Commencement of clinical programs ● Enrollment goals tied to ongoing clinical programs	30%
Total Core Goals	100%

Reach Goals by Category	Weighting
Commercial Launch ● Reach full year revenue target ● Various reach utilization thresholds	27.5%
Regulatory & Clinical Development ● Regulatory milestones	22.5%
Totals	50%

TOTAL CORE & REACH GOALS	150%

We have not disclosed the specific performance metrics applicable to the 2024 corporate goals and objectives because such metrics contain confidential trade secrets and/or confidential commercial or financial information, the disclosure of which would result in competitive harm.

Michael S. Weiss. Effective as of June 30, 2021, Mr. Weiss and the Company entered into an amended employment agreement pursuant to which Mr. Weiss’ target annual cash incentive was set at 100% of his base salary. Mr. Weiss’ target annual cash incentive remained unchanged in 2022 and 2023, and the Compensation Committee determined to make no changes to Mr. Weiss’ target annual cash incentive in 2024.

Sean A. Power. Based on the individual performance of Mr. Power, the Compensation Committee’s recognition of the criticality of his role, and the Compensation Committee’s review of an analysis prepared by the Compensation Consultant of compensation provided to the Chief Financial Officer position within our peer group, the Compensation Committee determined to set Mr. Power’s target annual cash incentive for 2024 at 50% of his base salary, which was increased from a target incentive of 40% of base salary in the prior year.

As noted above, the level of payment with respect to each executive’s annual cash incentive awards was based upon the Company’s performance against the pre-established corporate goals and objectives noted above (with payout eligible to exceed 100% of the target incentive for performance exceeding the pre-established corporate goals, and with a maximum payout at 150% of the target incentive).

In December 2024, the Compensation Committee assessed our overall 2024 performance against the achievement of the corporate goals to determine a total percentage of achievement between 0% and 150%. The Compensation Committee considered the Company’s performance against this goal, as well as the weighting, in assessing overall performance for the 2024 fiscal year. The following represents the major categories of performance goals and the material individual goals within each of those categories:

Core Goals by Category	Weighting	% Achieved
Commercial Launch ● Achieve targets for full year BRIUMVI revenue ● Achieve certain BRIUMVI utilization thresholds	45%	45%
Drug Supply, CMC & Quality ● Ensure sufficient and continued supply of BRIUMVI ● Ensure no critical regulatory or quality observations	25%	22%
Regulatory & Clinical Development ● Achieve certain regulatory goals for BRIUMVI and pipeline products ● Commencement of clinical programs ● Enrollment goals tied to ongoing clinical programs	30%	24.5%
Total Core Goals	100%	91.5%

Reach Goals by Category	Weighting	% Achieved
Commercial Launch ● Reach full year revenue target ● Various reach utilization thresholds	27.5%	22.5%
Regulatory & Clinical Development ● Regulatory milestones	22.5%	11.25%
Totals	50%	33.75%

TOTAL CORE & REACH GOALS	150%	125.25%

In assessing performance against these goals, the Compensation Committee reviewed each goal and determined whether or not it was achieved. The Compensation Committee then determined an overall percentage of achievement for all goals combined, which resulted in 125.25% achievement for fiscal year 2024. The Compensation Committee also considered the 2024 peer group analysis prepared by the Compensation Consultant in December 2024 when determining the final annual incentive payouts for the NEOs relating to 2024 performance. To reflect the Compensation Committee’s commitment to awards compensation based on overall corporate performance, the Compensation Committee approved final annual incentive payout amounts directly tied to the 125.25% achievement level noted above. While the Compensation Committee can exercise discretion to increase the size of an annual incentive award based on an assessment of individual performance or other factors, no such discretion was utilized with respect to determining 2024 annual cash incentive payouts. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Long-Term Equity Incentive Awards

We view equity-based compensation as a critical component of our balanced total executive compensation program, which establishes a performance-oriented culture at the Company for all levels of employees, including our executives. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of our executives with those of our stockholders. We rely on these long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders.

Michael S. Weiss. Pursuant to Mr. Weiss’ amended employment agreement, beginning in 2022 and for each subsequent year during the term of his employment agreement, the Company will grant Mr. Weiss a number of restricted shares of the Company’s common stock, having a grant date value equal to ten times the sum of Mr. Weiss’ salary and annual cash bonus earned for the prior year, with 100% of such restricted share grant being subject to performance-based vesting conditions based on the Company’s total shareholder return relative to the Nasdaq Biotechnology Index and with Mr. Weiss being required to remain in continuous service with us through the first anniversary of such performance-based condition being satisfied in order for the restricted share grant to become vested.

In addition, before granting Mr. Weiss’ 2024 annual long-term equity incentive award, the Compensation Committee considered the following factors:

●

The key role that Mr. Weiss has played in leading and transforming the Company since he became CEO in 2011 and the importance of his continued leadership during this critical phase of the Company’s growth;

●	Mr. Weiss’ unique depth of understanding of the Company, strength of leadership capability and vision to drive the long-term corporate strategy and continued success of the Company;
●	The rapid changes taking place within the biopharmaceutical industry and the constant need to transform and grow within this highly competitive environment;
●	The importance of continuing to incentivize continued exceptional shareholder value creation over an extended timeframe, and
●	The importance of aligning Mr. Weiss’ interests with those of our shareholders.

Following such review, and with Mr. Weiss’ consent, the Compensation Committee granted Mr. Weiss an award of 1,001,908 shares of restricted stock, which had a grant date fair value of approximately $16.8 million, a grant date value that was 15% less than what Mr. Weiss was entitled to per the terms of his employment agreement. The shares of restricted stock will vest and become non-forfeitable based on the Company's total shareholder return exceeding the total shareholder return of the Nasdaq Biotechnology Index at the earliest to occur of a three, five, seven or nine year period, and subject further to Mr. Weiss remaining in continuous service with us through the first anniversary of the achievement date.

The Compensation Committee believes the total shareholder return-based performance goals applicable to the restricted share award appropriately aligns the interests of Mr. Weiss with those of our stockholders by focusing on long-term stockholder value creation. The terms of the award also serves to promote the retention of Mr. Weiss by requiring him to remain employed through the first anniversary of the performance goal achievement date in order for the award to vest.

Sean A. Power. After consideration of the report of the Compensation Consultant, and the level of our achievement of 2023 goals and objectives, in January 2024 the Compensation Committee granted Mr. Power an award of 75,000 shares of restricted stock, with the grant date fair value of such annual long-term incentive award placing Mr. Power in the lower quartile amongst CFOs in the 2023 Peer Group. These shares of restricted stock will vest according to the following schedule: 25% on January 1, 2025, 25% on January 1, 2026, 25% on January 1, 2027, and 25% on January 1, 2028, subject to Mr. Power’s continuous service with us through each applicable vesting date, which serves to align Mr. Power’s interests with that of our stockholders, as the value of his award will grow as our stock price grows, and to promote the retention of Mr. Power by requiring him to remain employed through the applicable vesting dates in order for the award to vest.

For additional information regarding our NEOs stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2024 Fiscal Year End” table.

Other Compensation and Benefit Programs in 2024

We provide a competitive benefits package to all full-time employees, including the NEOs, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance and life insurance benefits. We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Other than our 401(k) plan generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

No Tax Gross-Ups

We do not provide any tax “gross ups” to our NEOs.

Severance Benefits

We have employment agreements with our NEOs that provide, among other things, payment and benefits upon certain terminations of employment or a change in control of the Company. These agreements are in line with customary practices with respect to executive level employees at our peer companies. We believe the severance benefits components of these agreements are an important component to recruiting and retaining high quality executive officers. The Compensation Committee also believes change in control benefits serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential transaction, rather than worrying about how business decisions that may be in our best interest and the interests of our stockholders will impact their own financial security.

For more information on Mr. Weiss’ and Mr. Power’s employment agreements see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 32 of this proxy statement.

Tax and Accounting Considerations

Section 409A of the Code

Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

The terms of each NEO’s employment agreement provides that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the Code, the NEO will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state, and local taxes.

Section 162(m) of the Code

Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our NEOs. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017.

While the Compensation Committee may consider the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation.

Accounting Standards

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

Responsible Equity Grant Practices

Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our common stock on such dates. Equity grants are awarded under our stockholder approved plan, and we do not backdate, reprice or grant equity awards retroactively. Our stockholder approved equity plan prohibits repricing of awards or exchanges of underwater options for cash or other securities without stockholder approval.

In response to Item 402(x)(1), we do not currently grant stock options, stock appreciation rights, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we will establish a policy regarding how our Board determines when to grant such awards and how our Board or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Clawback Policy

In October 2023, the Board adopted a “clawback” policy. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the Company’s current and former Section 16 officers, the Company must promptly recover erroneously awarded incentive-based compensation, subject to limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (1) the errors were left uncorrected in the current report or (2) the error correction was recognized in the current period (“little r” restatements). The policy does not provide for enforcement discretion by the Compensation Committee or the Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.

During the quarter ended June 30, 2024, management identified a material weakness in our internal control over financial reporting related to a process-level control over share-based payment awards that was not designed effectively. Our remediation efforts involved designing and implementing additional preventative controls around non-routine share-based payment awards to ensure the appropriate recognition and measurement of such awards, as well as enhanced risk assessment procedures to ensure that all non-routine share-based payment awards are appropriately identified and evaluated. Management has performed testing to verify the effective design and successful operating effectiveness of the new or enhanced controls and determined that control activities have operated effectively for a sufficient period of time and based upon their evaluations, concluded that the previously disclosed material weakness has been remediated as of December 31, 2024.

Our Compensation Committee determined that the identified material weakness would not result in the recoupment of any compensation of our executive officers. With respect to the variable portion of our executive compensation payments tied to our financial results (revenue, market capitalization and relative TSR), our Compensation Committee determined that such variable portion was not impacted by the identified material weakness or that the updated financial results did not affect its evaluation of performance-based conditions with respect to 2023 incentives. As the share-based controls were implemented in 2024, the Compensation Committee evaluated year end results to determine 2024 incentives based on final financials that were not modified after its evaluation. As a result, our Compensation Committee determined that there were no payments required to be pursued under our clawback policy.

Compensation-Related Risk Assessment

Our Compensation Committee, with the assistance of our management and our Compensation Consultant, has analyzed the potential risks arising from our compensation policies and practices and has determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kenneth Hoberman, Chairperson

Laurence Charney

Daniel Hume

Yann Echelard
Sagar Lonial, MD

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current NEOs or that was otherwise earned by our NEOs for their services in all capacities during 2022, 2023, and 2024.

						Non-Equity
Name and					Option	Incentive Plan	All Other
Principal			Stock		Awards	Compensation	Compensation
Position	Year	Salary ($)	Awards ($)(1)		($)(1)	($)(2)	($)	Total ($)
Michael S. Weiss	2024	875,000	16,781,959	(3)	-	1,095,938	-	18,752,897
Chief Executive	2023	875,000	16,498,750	(4)		1,093,759	-	18,467,509
Officer and President	2022	875,000	-		8,466,400	1,093,750	-	10,435,150

Sean A. Power	2024	480,000	1,473,750		-	300,600	-	2,254,350
Chief Financial Officer, Treasurer	2023	445,578	1,196,800		-	225,000	-	1,867,378
and Corporate Secretary	2022	432,600	514,500		798,800	220,000	-	1,965,900

(1)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date value for the milestone-based restricted stock awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures. The grant date fair value for equity awards containing a market condition are valued using advanced option-pricing models, such as Monte Carlo simulation. The effect of a market condition is reflected in the award’s fair value on the grant date. The grant date value for the milestone-based option awards reflected in the table was determined using the Black-Scholes option pricing model. The assumptions made in the valuation of the option awards are contained in Note 5 to our consolidated financial statements for 2024, which are included in our Annual Report on Form 10-K for fiscal year 2024.

(2)

Amounts for a fiscal year represent annual cash bonuses earned in that fiscal year under our annual cash incentive program and paid in the subsequent fiscal year based on the achievement of certain performance goals and objectives under our annual incentive program.

(3)

Reflects the grant date fair value of the grant to Mr. Weiss of 1,001,908 shares of restricted stock in 2024. This grant will vest on the first anniversary of the date on which the first of any of the following occur, subject to Mr. Weiss remaining in continuous service with us through such first anniversary: (i) the Company's TSR exceeds the TSR of the Nasdaq Biotechnology Index (NBI) over a 3-year period; (ii) the Company's TSR exceeds the TSR of the NBI over a 5-year period; (iii) the Company's TSR exceeds the TSR of the NBI over a 7-year period; or (iv) the Company's TSR exceeds the TSR of the NBI over a 9-year period.

(4)

Reflects the grant date fair value of the grant to Mr. Weiss of 985,000 shares of restricted stock in 2023 (the "2023 Award"). Due to an administrative error, the original vesting terms set forth in the restricted stock agreement applicable to Mr. Weiss’ 2023 Award were not sufficiently detailed in order for the 2023 Award to be deemed validly granted for accounting purposes. The terms of Mr. Weiss’ 2023 Award were amended in 2024 to further clarify the TSR vesting conditions applicable to the 2023 Award. While the service inception date with respect to the 2023 Award occurred in 2023, as a result of the amendment, for accounting purposes, the 2023 Award was determined to be granted as of the date of such amendment and a revised grant date fair value was determined as of the date of the amendment in 2024. The amount shown for Mr. Weiss in this column for 2023 has been revised from the amount reported in our prior annual proxy statement, and the revised grant date fair value of the 2023 Award (as determined as of the revised grant date) is included in the table above. Notwithstanding that the 2023 Award is considered for accounting purposes as granted in 2024, we have included the revised grant date fair value of the 2023 Award in the 2023 column in the table above to better reflect the compensation decisions in 2023 and to better reflect the intent of the Compensation Committee at the time the service date of the 2023 Award occurred. This grant will vest on the first anniversary of the date on which the first of any of the following occur, subject to Mr. Weiss remaining in continuous service with us through such first anniversary: (i) the Company's TSR exceeds the TSR of the NBI over a 3-year period; (ii) the Company's TSR exceeds the TSR of the NBI over a 5-year period; (iii) the Company's TSR exceeds the TSR of the NBI over a 7-year period; or (iv) the Company's TSR exceeds the TSR of the NBI over a 9-year period.

Grants of Plan-Based Awards For Fiscal Year 2024

The following table below sets forth the individual grants of awards made to each of our NEOs during 2024. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 14 of this proxy statement.

					All other	All other
					Stock	Option
					Awards:	Awards:	Exercise
					Number of	Number of	or
					Shares	Securities	Base Price
	Estimated Future Payouts Under				of Stock	Underlying	of Options	Grant Date
	Non-Equity Incentive Plan Awards(1)				or Units	Options	Awards	Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)(2)	(#)	($/sh)	Awards ($)(3)
Mr. Weiss	1/06/2024	-	875,000	1,312,500	1,001,908	-	-	16,781,959

Mr. Power	1/05/2024	-	240,000	360,000	75,000	-	-	1,473,750

(1)

Represents target payout values for 2024 cash performance awards, assuming 100% achievement of corporate goals and objectives and a maximum payout based on full achievement of allotment of goals and objectives approved for 2024 (150%). The actual amount earned by each NEO in 2024 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 27 of this proxy statement.

(2)	Award of time and/or milestone based vesting restricted stock under the 2022 Incentive Plan.
(3)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value for equity awards containing a market condition are valued using advanced option-pricing models, such as Monte Carlo simulation. The effect of a market condition is reflected in the award’s fair value on the grant date.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2024 Fiscal Year End Table below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at 2024 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2024 for each of our NEOs. For stock awards, this value is based on the closing price of our common stock on December 31, 2024 of $30.10.

	Option Awards					Stock Awards
	Number of	Number of						Market
	Securities	Securities				Number of		Value of
	Underlying	Underlying				Shares or Units		Shares or Units
	Unexercised	Unexercised		Option	Option	of Stock That		of Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)
Mr. Weiss						1,556,029	(1)	46,836,473
						1,080,770	(2)	32,531,177
						985,000	(3)	29,648,500
						1,001,908	(4)	30,157,431
	500,000			$6.90	3/15/2029
	633,333	1,266,667	(5)	$7.00	7/20/2027
Mr. Power
						5,000	(6)	150,500
						63,750	(7)	1,918,875
						75,000	(8)	2,257,500
	3,750	-		$11.30	2/1/2028
	115,000	-		$4.10	12/31/2028
	50,000	-		$6.90	3/15/2029
	200,000	-		$7.00	7/20/2027

(1)

Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 22, 2020, under the 2012 Incentive Plan. The shares vest according to the following schedule: 25% on February 15, 2027, 25% on May 15, 2027, 25% on August 15, 2027, and 25% on November 15, 2027, subject to Mr. Weiss remaining in continuous service with us through each applicable vesting date.

(2)

Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 18, 2021, under the 2012 Incentive Plan. The shares vest on the date that the market capitalization of the Company is $500 million greater than the market capitalization on the date of grant as measured within a five-year timeframe, but in no event before December 1, 2026, subject to Mr. Weiss remaining in continuous service with us through the applicable vesting date. During 2025 the market capitalization threshold was achieved.

(3)

Restricted stock granted to Mr. Weiss on March 12, 2023, under the 2022 Incentive Plan. The shares vest on the first anniversary of the date on which the first of any of the following occur, subject to Mr. Weiss remaining in continuous service with us through such first anniversary: (i) the Company's total shareholder return (TSR) exceeds the TSR of the Nasdaq Biotechnology Index (NBI) over a 3-year period; (ii) the Company's TSR exceeds the TSR of the NBI over a 5-year period; (iii) the Company's TSR exceeds the TSR of the NBI over a 7-year period; or (iv) the Company's TSR exceeds the TSR of the NBI over a 9-year period.

(4)

Restricted stock granted to Mr. Weiss on January 6, 2024, under the 2022 Incentive Plan. The shares vest on the first anniversary of the date on which the first of any of the following occur, subject to Mr. Weiss remaining in continuous service with us through such first anniversary: (i) the Company's total shareholder return (TSR) exceeds the TSR of the Nasdaq Biotechnology Index (NBI) over a 3-year period; (ii) the Company's TSR exceeds the TSR of the NBI over a 5-year period; (iii) the Company's TSR exceeds the TSR of the NBI over a 7-year period; or (iv) the Company's TSR exceeds the TSR of the NBI over a 9-year period.

(5)

Stock options granted to Mr. Weiss on July 20, 2022, under the 2022 Incentive Plan. The remaining unvested stock options vest as follows: 50% on July 20, 2025, and 50% on July 20, 2026, subject to Mr. Weiss remaining in continuous service with us through each applicable vesting date.

(6)

Restricted stock granted to Mr. Power on December 30, 2020, under the 2012 Incentive Plan. The shares vest on January 1, 2025, subject to Mr. Power remaining in continuous service with us through each applicable vesting date.

(7)

Restricted stock granted to Mr. Power on March 12, 2023, under the 2022 Incentive Plan. These shares vest according to the following schedule: 33.3% on January 1, 2025, 33.3% on January 1, 2026 and 33.4% on January 1, 2027, subject to Mr. Power remaining in continuous service with us through each applicable vesting date.

(8)

Restricted stock granted to Mr. Power on January 5, 2024, under the 2022 Incentive Plan. These shares vest according to the following schedule: 25% on January 1, 2025, 25% on January 1, 2026, 25% on January 1, 2027 and 25% on January 1, 2028, subject to Mr. Power remaining in continuous service with us through each applicable vesting date.

Stock Vested in Fiscal Year 2024

The following table provides information concerning the vesting of restricted stock awards during the year ended December 31, 2024. During 2024, our NEOs did not exercise any stock options.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)
Mr. Weiss	56,394	963,210
Mr. Power	95,000	1,622,600

Employment Agreements

Michael S. Weiss. Under Mr. Weiss’s amended employment agreement, Mr. Weiss is to continue to serve as the Company’s Chief Executive Officer until such employment is terminated pursuant to the terms of the agreement. Mr. Weiss’ base salary for 2024 was $875,000. Mr. Weiss’s target annual bonus for 2024 was 100% of his base salary, subject to his achievement of performance goals and objectives established by Mr. Weiss and the Board or Compensation Committee. Additionally, in 2022 and each subsequent year during the term of his employment agreement, the Company will grant Mr. Weiss a number of restricted shares of the Company’s common stock, having a grant date value equal to ten times the sum of Mr. Weiss’ salary and annual cash bonus earned for the prior year. Each annual restricted stock award will vest based on the Company’s total shareholder return relative to the Nasdaq Biotechnology Index over a one- to five-year period (subject to the final terms and conditions of an award agreement). Mr. Weiss may also be eligible for additional stock-based awards under the Company’s long-term incentive plan. Mr. Weiss is also entitled to a $16.7 million cash bonus upon the Company achieving a $10 billion “Sustained Market Capitalization” (which requires maintaining a fully-diluted market capitalization for at least 61 days in a 120-day period) by June 17, 2026. This special cash bonus is also payable to Mr. Weiss in the event of a change in control that values the Company in excess of $10 billion.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to two times the sum of his base salary and target bonus (or three times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated upon or following a change in control); (iii) a prorated target bonus; (iv) payment of the $16.7 million special cash bonus if the Company has a market capitalization in excess of $10 billion on the date of termination or on the closing date of a change in control); (v) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination or change in control; and (vi) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination or change in control (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of such termination will become fully vested and non-forfeitable as of the date of termination; and (ii) the vested portion of any stock options outstanding on the date of termination will remain exercisable for a period of 24 months following the date of termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If any payments or benefits due to Mr. Weiss, under his amended employment agreement or otherwise, would be considered excess parachute payments under Code Section 280G and subject to the excise tax under Section 4999 of the tax code in connection with a change in control, the payments or benefits would be reduced to an amount necessary to avoid being subject to the excise tax, unless the net benefit to Mr. Weiss after paying the excise tax would be greater.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Sean A. Power. Mr. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company, effective December 29, 2011. Under Mr. Power’s employment agreement, Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement. Mr. Power’s base salary for 2024 was $480,000. Mr. Power is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the Board each year. For 2024, Mr. Power’s target bonus was equal to 50% of his base salary.

Pursuant to Mr. Power’s employment agreement, the Company is required to grant Mr. Power a number of shares of restricted common stock of the Company as determined by the Chief Executive Officer and the Board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the Chief Executive Officer and the Board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If any payments or benefits due to Mr. Power, under his employment agreement or otherwise, would be considered excess parachute payments under Code Section 280G and subject to the excise tax under Section 4999 of the tax code in connection with a change in control, the payments or benefits would be reduced to an amount necessary to avoid being subject to the excise tax, unless the net benefit to Mr. Weiss after paying the excise tax would be greater.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Potential Payments upon Termination or Change in Control

As detailed above, we have employment agreements with Mr. Weiss and Mr. Power that provide certain compensation and benefits in the event of the termination of their employment under certain conditions. In addition, our equity plan provides certain benefits in connection with a change in control.

Equity Plan

Pursuant to the terms of the 2012 Incentive Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully vested. Pursuant to the terms of the 2022 Incentive Plan, outstanding unvested stock awards granted under such plan will vest upon a qualifying change in control (i) if the awards are not equitably converted or substituted in connection with the change in control or (i) if the awards are equitably converted or substituted and the employee is terminated without cause, or resigns for good reason, within two years after the effective date of the change in control.

Michael S. Weiss

The table below summarizes the value of potential payments and benefits that Mr. Weiss would receive if his employment was terminated on December 31, 2024 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2024. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service or change in control. Any amounts shown below to be paid in connection with a change in control do not reflect any 280G “net better of” reduction that might be made in accordance with the terms of Mr. Weiss’ employment agreement.

				Termination
				Other Than For
		Termination	Termination	Cause;
		for Cause or	Other Than	Resignation For
		Resignation	For Cause;	Good Reason	Change in
	Death or	without	Resignation	(Following a	Control (Absent
	Disability	Good Reason	for Good	Change in	Termination)(2)(3)
Type of Payment	($)	($)	Reason ($)	Control) ($)	($)
Cash Severance	-	-	3,500,000	5,250,000	-
Pro-Rated Target Bonus	875,000	-	875,000	875,000	-
Continuation of Health Benefits	-	-	68,212	90,949	-
Value of Accelerated Equity (1)	171,655,989	-	171,655,989	171,655,989	171,655,989
Total	172,530,989	-	176,099,201	177,871,939	171,655,989

(1)

Represents the fair market value of restricted shares that would become vested upon the event, based on the closing price of our stock on December 31, 2024 ($30.10), the last trading day of the most recently completed fiscal year. For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2024 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price.

(2)

Outstanding unvested stock awards issued under our 2012 Incentive Plan vest upon a qualifying change in control. As described above, outstanding unvested awards granted under our 2022 Incentive Plan will vest upon a qualifying change in control (i) if the awards are not equitably converted or substituted in connection with the change in control or (i) if the awards are equitably converted or substituted and the employee is terminated without cause, or resigns for good reason, within two years after the effective date of the change in control. The amount included includes the fair market value of 2,636,799 unvested restricted shares issued to Mr. Weiss under the 2012 Incentive plan and 1,986,908 unvested restricted shares and 1,266,667 unvested stock options issued under the 2022 Incentive Plan.

(3)	In the event of a change in control in excess of $10 billion, Mr. Weiss also would be entitled to a $16.7 million special cash bonus.

Sean A. Power

The table below summarizes the value of potential payments and benefits that Mr. Power would receive if his employment was terminated on December 31, 2024 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2024. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service. Any amounts shown below to be paid in connection with a change in control do not reflect any 280G “net better of” reduction that might be made in accordance with the terms of Mr. Power’s employment agreement.

				Termination
				Other Than For
		Termination	Termination	Cause;
		for Cause or	Other Than	Resignation For
		Resignation	For Cause;	Good Reason	Change in
	Death or	without	Resignation	(Following a	Control (Absent
	Disability	Good Reason	for Good	Change in	Termination)(2)
Type of Payment	($)	($)	Reason ($)	Control) ($)	($)
Cash Severance	-	-	360,000	720,000	-
Pro-Rated Target Bonus	240,000	-	240,000	240,000	-
Continuation of Health Benefits	-	-	45,475	45,475	-
Value of Accelerated Equity (1)	4,326,875	-	4,326,875	4,326,875	4,326,875
Total	4,566,875	-	4,972,350	5,332,350	4,326,875

(1)

Represents the fair market value of restricted shares that would become vested upon the event, based on the closing price of our stock on December 31, 2024 ($30.10), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2024 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price. For those options having an exercise price equal to or more than the closing price of our common stock on such date, their value included here is $0.

(2)

Outstanding unvested stock awards issued under our 2012 Incentive Plan vest upon a qualifying change in control. As described above, outstanding unvested awards granted under our 2022 Incentive Plan will vest upon a qualifying change in control (i) if the awards are not equitably converted or substituted in connection with the change in control or (i) if the awards are equitably converted or substituted and the employee is terminated without cause, or resigns for good reason, within two years after the effective date of the change in control. The amount included includes the fair market value of 5,000 unvested restricted shares issued to Mr. Power under the 2012 Incentive plan and 138,750 unvested restricted shares issued to Mr. Power under the 2022 Incentive Plan.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Michael S. Weiss, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For fiscal year 2024, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $321,473, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $18,752,897. Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 58 to 1.

We identified our median employee by examining 2024 Box 1 W-2 taxable income amounts for all individuals, excluding our CEO, who were employed by us on December 31, 2024, whether on a full-time or part-time basis. We annualized the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2024. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table above.

PAY VERSUS PERFORMANCE

Background

Item 402(v) of the SEC’s Regulation S-K, which was mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires disclosure of information that demonstrates the relationship between executive “compensation actually paid” (CAP) and our performance against several specific financial metrics. We have included the table and disclosure below in accordance with the final rule, which became effective on October 11, 2023. For further information regarding our executive compensation programs, the metrics the Compensation Committee used to set executive compensation for 2024 and our pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis.”

PAY VERSUS PERFORMANCE TABLE

						Value of Initial Fixed
						$100 Investment Based
						On:
				Average
				Summary	Average		Peer Group	Net	Company
	Summary			Compensation	Compensation	Company	Total	Income	Selected
	Compensation		Compensation	Table Total for	Actually Paid	Total	Shareholder	(Loss)	Financial
	Table Total for		Actually Paid to	Non-PEO	to Non-PEO	Shareholder	Return	(in	Measure: Revenue
Year	PEO ($)(1)		PEO ($)(2)	NEOs ($)(3)	NEOs ($)(4)	Return ($)(5)	($)(6)	millions) ($)	(in millions) ($)

2024	18,752,897		91,737,003	2,254,350	3,933,225	271	114	23.4	329.0

2023	18,467,509	(7)	41,175,772 (7)	1,867,378	5,216,516	154	115	12.7	233.7

2022	10,435,150		(42,942,247)	1,965,900	1,548,350	107	111	(198.3)	2.8

2021	42,666,831		(114,073,313)	1,509,360	(9,794,803)	171	125	(348.1)	6.7

2020	32,497,238		191,427,233	7,119,841	18,728,897	469	126	(279.3)	0.2

(1)	Amounts represent amounts reported for the Company’s principal executive officer (PEO), Mr. Weiss, in the “Total” column of the Summary Compensation Table (SCT) in each applicable year.
(2)

Amounts represent Compensation Actually Paid (CAP) to the PEO, Mr. Weiss, as calculated in accordance with Item 402(v) of the Commission’s Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Weiss during the applicable year. As required by the rules of the Commission, the CAP amount for each year is determined by deducting from the SCT total compensation for the relevant year the amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT and adding (or subtracting, as applicable) the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The adjustments to determine CAP for Mr. Weiss are as follows:

	2024	2023 (7)	2022	2021	2020
Deduction for amounts reported under the "Stock Awards" and “Option Awards” columns in the SCT	(16,781,959)	(16,498,750)	(8,466,400)	(40,593,721)	(30,871,615)
Fair value of awards granted during year that remain outstanding and unvested as of year-end	29,315,828	16,498,750	16,454,000	21,606,116	80,944,629
Fair value of awards granted during year that vest during year	-	-	-	-	-
Change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	58,969,947	22,708,263	(19,310,194)	(137,752,539)	107,036,981
Change in fair value from prior year-end to current year-end of awards granted in prior years that vested during year	1,480,290	-	(42,054,803)	-	1,820,000
Fair value of awards granted in prior years that were forfeited during year	-	-	-	-	-
Incremental fair value of awards modified during year	-	-	-	-	-
Total	72,984,106	22,708,263	(53,377,397)	(156,740,144)	158,929,995

(3)

Amounts represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The sole non-CEO NEO during these years was Mr. Power.

(4)

Amounts represent CAP to the sole non-PEO NEO, Mr. Power, as calculated in accordance with Item 402(v) of the Commission’s Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Power during the applicable year. As required by the rules of the Commission, the following adjustments were made to the SCT total compensation for each year to determine the CAP for Mr. Power, using the same methodology as described above in footnote 2:

	2024	2023	2022	2021	2020
Deduction for amounts reported under the "Stock Awards" and “Option Awards” columns in the SCT	(1,473,750)	(1,196,800)	(1,313,300)	(939,000)	(6,610,300)
Fair value of awards granted during year that remain outstanding and unvested as of year-end	2,257,500	1,451,800	1,708,250	475,000	14,045,500
Fair value of awards granted during year that vest during year	-	-	477,000	-	-
Change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	895,125	843,438	(1,289,500)	(10,792,200)	4,149,281
Change in fair value from prior year-end to current year-end of awards granted in prior years that vested during year	-	2,201,500	-	(47,963)	-
Fair value of awards granted in prior years that were forfeited during year	-	49,200	-	-	24,675
Incremental fair value of awards modified during year	-	-	-	-	-
Total	1,678,875	3,349,138	(417,550)	(11,304,163)	11,609,056

(5)

Cumulative TSR is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

(6)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the NASDAQ Biotechnology Index.

(7)

Due to an administrative error, the original vesting terms set forth in the restricted stock agreement applicable to Mr. Weiss’ 2023 restricted stock grant were not sufficiently detailed in order for the grant to be deemed validly granted for accounting purposes. The terms of Mr. Weiss’ 2023 restricted stock grant were amended in 2024 to further clarify the total shareholder return (TSR) vesting conditions applicable to the grant. The 2023 restricted stock grant was determined to be granted as of the date of such amendment. As a result the amounts shown for Mr. Weiss have been revised from amounts reported in our prior annual proxy statement. Notwithstanding that the 2023 restricted stock grant is considered for accounting purposes as granted in 2024, we have included the revised grant date fair value of the grant in the 2023 column in the table above to better reflect the compensation decisions in 2023.

Pay Versus Performance Tabular List

We believe the following financial performance measure represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the year ended December 31, 2024:

●	Revenue

The list only includes one financial measure, revenue, because that is the only financial performance measure used in 2024. In our “Compensation Discussion and Analysis” above, we described how our executive compensation programs are effective at incentivizing and retaining our executives and closely aligning the interests of our senior management team with those of our shareholders.

Pay Versus Performance Relationship Disclosures

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEO, with our cumulative total stockholder return for the years ended December 31, 2024, 2023, 2022, 2021 and 2020. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2019.

Compensation Actually Paid and Net Income (Loss)

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEO, with our net income (loss) for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Compensation Actually Paid and Company Selected Financial Measure

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEO, with our Company selected financial measure, revenue, for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation program, we pay our non-employee directors a cash retainer (paid quarterly) for service on the Board and separately for service on each committee on which the director is a member. The lead independent director and the chairman of each committee receive additional retainers for such service. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board and Board committees.

In 2024, our Compensation Committee reviewed a report of the Compensation Consultant on non-executive director compensation, which included benchmarking relative to the 2024 Peer Group utilized for NEO compensation, which reflected that our total non-executive director compensation was the lowest amongst the 2024 Peer Group. After the Compensation Committee’s review of this report, and in an effort to update our non-executive director compensation to attract, motivate and retain high-performing and diverse non-executive director talent and align the interests of non-executive directors with our shareholders, our Compensation Committee determined to align our 2024-2025 non-executive director compensation program at the 75th percentile of the 2024 Peer Group. As a result, the 2024-2025 cash compensation of our non-executive directors remained at the same levels as the prior year and the 2024-2025 equity compensation of our non-executive directors was increased to bring the total compensation of our non-executive directors to the 75th percentile of the 2024 Peer Group. Fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

		Lead Director or
	Member Annual Retainer	Committee Chair
Board of Directors	$70,000	$40,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000

Equity Compensation. Our non-employee directors receive the following equity compensation under the 2022 Incentive Plan.

●

Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.

●

Annual Equity Grants. Annual director equity grants will be determined on an annual basis in consultation with the Compensation Consultant, which will include an analysis of our peer group’s director compensation policies. Such grants of restricted stock will generally vest on the one-year anniversary of the grant date, subject to the director's continued service.

2024 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the members of the Board for all services in all capacities during 2024.

	Fees Earned or	Stock
	Paid in Cash	Awards	Option Awards
Name	($)(1)	($)(2)(3)	($)	Total ($)
Laurence N. Charney	137,500	373,133	-	510,633
Kenneth Hoberman	97,500	373,133	-	470,633
Daniel Hume	95,000	373,133	-	468,133
Yann Echelard	95,000	373,133	-	468,133
Sagar Lonial, M.D.	92,500	373,133	-	465,633

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.

(3)

All non-employee directors received a grant of 22,250 shares of restricted stock for their annual restricted stock grant. Grants of restricted stock will vest on June 14, 2025, subject to the director's continued service.

The following table shows the number of stock awards granted to each director during 2024, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718) (during 2024 no option awards were granted to directors).

			Grant Date Fair Value
Name	Grant Date	Stock Awards (#)	of Awards ($)
Laurence N. Charney	6/19/24	22,250	373,133
Sagar Lonial, M.D.	6/19/24	22,250	373,133
Kenneth Hoberman	6/19/24	22,250	373,133
Daniel Hume	6/19/24	22,250	373,133
Yann Echelard	6/19/24	22,250	373,133

(1)	All non-employee directors received a grant of 22,250 shares of restricted stock for their annual restricted stock grant which vest on June 14, 2025, subject to the director's continued service.

As of December 31, 2024, the following aggregate number of unvested restricted stock awards were held by each of our non-employee directors. No stock options have been granted to our non-employee directors.

Name	Stock Awards (#)
Laurence N. Charney	102,250
Kenneth Hoberman	120,982
Daniel Hume	120,982
Yann Echelard	200,098
Sagar Lonial, M.D.	38,916

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kenneth Hoberman, Laurence Charney, Yann Echelard, and Daniel Hume. No member of our Compensation Committee during fiscal year 2024 or as of the date of this proxy statement, is or has been an officer or employee of TG Therapeutics or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with TG Therapeutics requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024, regarding the securities authorized for issuance under the 2022 Incentive Plan.

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be		under equity
	issued upon	Weighted average	compensation
	exercise of	exercise price of	plans (excluding
	Outstanding	outstanding	securities reflected
Plan Category	Options	options	in column 1)

Equity compensation plans approved by security holders	4,470,216	$6.90	4,238,185
Equity compensation plans not approved by security holders		-
Total	4,470,216	$6.90	4,238,185

RELATED PERSON TRANSACTIONS

In 2012, the Board adopted a formal written policy regarding Related Person Transactions (defined below). In order for the Company to ratify a Related Person Transaction under this policy, the Audit Committee must first determine that the transaction is in the best interest of the Company and its stockholders. The policy generally defines a “Related Person Transaction” as a transaction, arrangement or relationship in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person (any executive officer or director of the Company from the previous fiscal year, any person who owns more than 5% of the Company’s securities, or any immediate family member in either of these categories) had, has or will have a direct or indirect material interest. In order to further ensure compliance with the policy, any executive officer, director, or nominee for director is required to submit a questionnaire to the Company on an annual basis. Each individual is also required to update the questionnaire following any relevant change. The following is a description of applicable transactions to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

In October 2014, we entered into an agreement (the “Office Agreement”) with Fortress Biotech, Inc. (“FBIO”), to occupy approximately 45% of the 24,000 square feet of New York City office space leased by FBIO. The Office Agreement requires us to pay our respective share of the average annual rent and other costs of the 15-year lease. We approximate an average annual rental obligation of $1.4 million under the Office Agreement. We began to occupy this new space in April 2016, with rental payments beginning in the third quarter of 2016. Mr. Weiss, our Chairman and Chief Executive Officer, also serves as a director and Executive Vice Chairman, Strategic Development of FBIO.

Under the Office Agreement, we agreed to pay FBIO our portion of the build-out costs, which have been allocated to us at the 45% rate mentioned above. The allocated build-out costs have been recorded in Leasehold Interest, net on the Company’s consolidated balance sheets and will be amortized over the 15-year term of the Office Agreement. The initial commitment period of the 45% rate was for a period of three (3) years. We and FBIO currently determine actual office space utilization annually and if our utilization differs from the amount we have been billed, we will either receive credits or be assessed incremental utilization charges. Also, in connection with this lease, in October 2014 we pledged $0.6 million to secure a line of credit as a security deposit for the Office Agreement, which has been recorded as restricted cash in the accompanying consolidated balance sheets. Additional collateral of $0.6 million was pledged in April 2018 to increase the letter of credit for the office space.

In July 2015, we entered into a Shared Services Agreement (the “Shared Services Agreement”) with FBIO to share the cost of certain services such as facilities use, personnel costs and other overhead and administrative costs. This Shared Services Agreement requires us to pay our respective share of services utilized. In connection with the Shared Services Agreement, we incurred expenses of approximately $1.3 million, $0.9 million, and $1.3 million for shared services for the years ended December 31, 2024, 2023 and 2022, respectively, primarily related to shared personnel.

In March 2015, we entered into a Global Collaboration Agreement with Checkpoint Therapeutics, Inc. (“Checkpoint”), a subsidiary of FBIO, for the development and commercialization of anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies. In May 2016, as part of a broader agreement with Jubilant Biosys Ltd (“Jubilant”), we entered into a sublicense agreement with Checkpoint for the development and commercialization of Jubilant’s novel BET inhibitor program in the field of hematological malignancies. Mr. Weiss also serves as Chairman of the board of directors of Checkpoint.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 14, 2025, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our NEOs shown in our Summary Compensation Table; and
●	all current directors and NEOs as a group.

As of April 14, 2025, there were 158,776,296 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 14, 2025. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

	Amount and
	Nature of	Percentage
	Beneficial	Shares
Name and Address of Beneficial Owner(1)	Ownership	Outstanding
Michael S. Weiss (2)	14,958,262	9.42%
Sean A. Power (3)	969,361	*
Kenneth Hoberman	264,935	*
Yann Echelard	224,098	*
Laurence N. Charney	201,479	*
Daniel Hume	178,030	*
Sagar Lonial, MD	100,195	*
All current directors and named executive officers as a group (7 persons)	16,896,360	10.64%

5% Stockholders Blackrock, Inc. (4)	21,956,312	13.83%

Vanguard Group, Inc. (5)	15,596,480	9.82%

State Street Corporation (6)	8,253,573	5.20%

*	Less than 1% of outstanding common stock.
(1)	The address of each of the directors and officers listed is c/o TG Therapeutics, Inc., 3020 Carrington Mill Blvd, Suite 475, Morrisville, NC 27560.
(2)

Includes 4,623,707 shares of unvested restricted common stock, which vest on various time and performance-based milestones. The amount illustrated in the table also includes 1,133,333 shares of our common stock underlying options that are exercisable as of April 14, 2025 or will become exercisable within 60 days after such date.

(3)

Includes 143,750 shares of restricted common stock which vest on various time-based milestones. The amount illustrated in the table also includes 368,750 shares of our common stock underlying options that are exercisable as of April 14, 2025 or will become exercisable within 60 days after such date.

(4)	The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001. Share ownership reported above is based on a Schedule 13G/A filed by Blackrock, Inc. on October 7, 2024.
(5)	The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Share ownership reported above is based on a Schedule 13G/A filed by Vanguard Group, Inc. on January 8, 2025.
(6)

The address of State Street Corporation is 1 Congress Street, Suite 1, Boston, Massachusetts 02114. Share ownership reported above is based on a Schedule 13G/A filed by State Street Corporation on January 25, 2024.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of six members. The nominated directors are Michael S. Weiss, Laurence N. Charney, Yann Echelard, Kenneth Hoberman, Daniel Hume, and Sagar Lonial, MD. For information about each of the nominees and our Board generally, please see “Corporate Governance - Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise.

If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2025, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on an advisory basis, the compensation of our NEOs as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our NEOs. This proposal is commonly referred to as a “Say-on-Pay” proposal. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in the Executive Compensation section of this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934 and asking you to cast a vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

Please see “Compensation Discussion and Analysis” for a full description of our executive compensation philosophy and current levels of executive compensation.

This vote is advisory and will not be binding on the Company or the Compensation Committee. While the vote does not bind the Compensation Committee to any particular action, the Compensation Committee and the Board value the input of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The Company strongly encourages all stockholders to vote on this matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

PROPOSAL FOUR:

APPROVAL OF AMENDMENT NO. 2 TO OUR 2022 INCENTIVE PLAN

Introduction

We are asking our stockholders to approve Amendment No. 2 (the “Amendment”) to the TG Therapeutics, Inc. 2022 Incentive Plan, as amended (the “2022 Incentive Plan”) to increase the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock. Except for the proposed increase in the number of shares authorized for issuance under the 2022 Incentive Plan, the Amendment does not change any other provision of the 2022 Incentive Plan.

Our 2022 Incentive Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers, employees, directors and consultants. When the 2022 Incentive Plan was originally adopted in 2022, we expected the share reserve under the 2022 Incentive Plan would allow us to continue to grant equity-based awards at our historic rates for approximately two to three years. Consistent with this expectation, we are now seeking approval to increase the number of shares authorized for issuance under the 2022 Incentive Plan. We expect that the proposed share reserve following approval of the Amendment will allow us to continue to grant equity-based awards at our historic rates for approximately two to three years, but the actual duration of the share reserve may vary based on, among other factors, changes in participation, the Company’s stock price and market practice. The 2022 Incentive Plan currently authorizes the Company to issue up to 17,000,000 shares of Common Stock in connection with options and awards granted under the 2022 Incentive Plan. As of April 14, 2025, 1,711,058 shares remain available for issuance under the 2022 Incentive Plan.

The Company believes that incentives and stock-based awards focus our executive officers, employees, directors and consultants on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans such as the 2022 Incentive Plan are an important attraction, retention and motivation tool for participants in the plan. As a result, on April 11, 2025, the Board approved, subject to stockholder approval, the Amendment to increase the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock. Our Board approved the proposed share increase for the 2022 Incentive Plan based on a belief that the number of shares currently available for new award grants under the plan is not sufficient to meet our equity incentive needs as we continue to grow, including as we progress in our drug development, approval and commercialization efforts. We intend to continue utilizing the 2022 Incentive Plan (as amended by the Amendment) to grant stock-based awards to our officers, employees, directors and consultants in order to recruit, incentivize, retain and reward those who are critical to our success. Our Compensation Committee determined the requested number of shares for the Amendment based on projected annual stock-based awards to our officers, employees, directors, and consultants, employee recognition and promotion awards, and an assessment of the magnitude of the share reserve under the 2022 Incentive Plan that our stockholders would likely find acceptable. If the Amendment is approved, the new shares of our Common Stock reserved under the 2022 Incentive Plan would represent approximately 3% of our 158,776,296 outstanding shares of Common Stock as of April 14, 2025. A summary of the 2022 Incentive Plan, as amended by the Amendment, is provided below. The text of the proposed Amendment is attached hereto as Appendix A.

If the Amendment is approved by our stockholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the Amendment is not approved by our stockholders, the Company will continue to have the authority to grant awards under the 2022 Incentive Plan as it is previously in effect, without giving effect to the proposed Amendment.

Promotion of Sound Corporate Governance Practices

We designed the 2022 Incentive Plan, as amended by the Amendment, to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, directors, and consultants with the interests of stockholders and the Company. These features include, but are not limited to, the following:

●

No Evergreen. The 2022 Incentive Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the plan, and therefore any increase to the maximum share reserve under the plan, including the increase proposed by the Amendment, is subject to approval by our stockholders, allowing our stockholders to have a say in our equity compensation programs.

●

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, including the exchange for cash or another award or by a cash repurchase of “underwater” awards, without the prior approval of stockholders.

●

No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the 2022 Incentive Plan.

●

No Single-Trigger Change of Control Vesting if Awards are Assumed or Substituted by Surviving Entity. If awards granted under the 2022 Incentive Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

●	No Tax Gross-Ups. The 2022 Incentive Plan does not provide for any tax gross-ups.
●	No Dividend Equivalents on Stock Options or SARs. No stock options or SARs may provide for the payment or accrual of dividend equivalents.
●	Clawback Policy. Awards under the 2022 Incentive Plan are subject to the Company’s clawback policy.
●

Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2022 Incentive Plan that would (i) materially increase the number of shares available (other than as provided under the 2022 Incentive Plan with respect to certain corporate events), (ii) expand the types of awards that may be granted, (iii) materially expand the class of participants eligible to participate, (iv) materially extend the term of the plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations.

●	Administered by an Independent Committee. The 2022 Incentive Plan is administered by our Compensation Committee, which is made up entirely of independent directors.

Key Data Relating to Outstanding Equity Awards and Shares Available

As part of our Compensation Committee’s recommendation to the Board of Directors to approve the Amendment to the 2022 Incentive Plan, including the total number of shares available for issuance under the plan, the Compensation Committee considered our historical burn rate, anticipated future equity award needs, increased employment, and the dilutive impact of the 2022 Incentive Plan’s share reserve. In particular, the Compensation Committee considered the following data, as of April 14, 2025, under the 2022 Incentive Plan (and without giving effect to approval of the Amendment under this Proposal):

Total shares underlying outstanding stock options	2,267,500
Total shares underlying outstanding unvested time-based awards	5,785,948
Total shares underlying outstanding unvested performance-based awards	3,686,908
Total shares underlying all outstanding awards	11,740,356

Weighted average exercise price of outstanding stock options	$7.00
Weighted average remaining contractual life of outstanding stock options	1.3

Total shares currently available for grant of new awards	1,711,058

Common Stock outstanding as of April 14, 2025	158,776,296
Market price of Common Stock as of April 14, 2025	$38.41

Reasons for Voting for the Proposal

The Board believes that an increase in the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan is necessary to meet the Company’s anticipated equity compensation needs. The proposed increase in shares authorized for issuance under the 2022 Incentive Plan was determined based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical burn rates, and our current mix of award types under the 2022 Incentive Plan, as well as the number of shares we have currently available for grant under our 2022 Plan.

If the proposed Amendment to increase in the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan is not approved, the Company will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent. The only way to make up this shortfall would be to increase the cash-based component of employee compensation, which would reduce the resources we are able to allocate to meet our business needs and objectives and could also reduce the future alignment of employee and stockholder interests.

We manage our equity incentive program thoughtfully. We manage our long-term stockholder dilution by limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. When the 2022 Incentive Plan was originally adopted in 2022, we expected the share reserve under the 2022 Incentive Plan would allow us to continue to grant equity-based awards at our historic rates for approximately two to three years. Consistent with this expectation, we are now seeking approval to increase the number of shares authorized for issuance under the 2022 Incentive Plan. In setting the number of shares authorized for issuance under the 2022 Incentive Plan, as amended by the Amendment, we considered the potential dilution that would result by approval of the authorization of the share reserve increase for the 2022 Incentive Plan, as amended. Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available for the grant of future awards under the 2022 Incentive Plan, divided by the total number of outstanding shares of common stock. As of April 14, 2025, our overhang was 8.5%. The increase to the share reserve under 2022 Incentive Plan by 5,000,000 shares of our Common Stock as a result of the approval of the Amendment being proposed in this proposal would result in our overhang as of April 14, 2025 increasing to approximately 11.6%. The actual dilution will depend on several factors, including the types of awards made under the 2022 Incentive Plan. The Board believes the number of shares requested represents a reasonable amount of potential equity dilution, within a competitive range of the median of similarly situated companies.

Our three-year average burn rate, which we define as the number of our shares subject to time-based equity awards granted plus performance-based equity awards earned in a calendar year divided by the weighted average shares outstanding for that calendar year, was 3.4% for years ended December 31, 2024, 2023 and 2022. We believe this historical burn rate is reasonable as compared to our peers.

Summary of the 2022 Incentive Plan, As Amended by the Amendment

Purpose and Eligibility. The 2022 Incentive Plan is intended to promote the success, and enhance the value, of the Company, by linking the personal interests of employees, officers, directors and consultants of the Company or any affiliate to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. As of April 14, 2025, approximately 335 employees, 5 non-employee directors, and certain consultants would be eligible to participate in the 2022 Incentive Plan.

Administration. The 2022 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power, in its discretion, to grant awards under the 2022 Incentive Plan, to select the individuals to whom awards are granted, to determine the number of shares of Common Stock subject to each award and the terms of the grants, to interpret the provisions of the 2022 Incentive Plan and to otherwise administer the 2022 Incentive Plan. The Compensation Committee may delegate all or any of its responsibilities and powers under the 2022 Incentive Plan to a special committee consisting of one or more directors who may not need not be officers of the Company, except its authority or responsibility with regard to awards to persons subject to Section 16 of the Exchange Act.

Permissible Awards. The 2022 Incentive Plan authorizes the granting of awards in any of the following forms:

●

market-priced options to purchase shares of our Common Stock, which may be designated under the Code, as amended from time to time (the Code), as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees, but not to participants who are not employees);

●

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;
●

restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee;

●

performance awards, which represent the right to receive payment of a number of shares of Common Stock or an amount in cash, based on achievement of specified performance goals during a specified performance period, as established by the Compensation Committee; and

●

other stock-based awards that are payable or valued, in whole or in part, by reference to, or otherwise based on, shares of Common Stock, or other rights or securities that are convertible or exchangeable into shares of Common Stock, on such terms and conditions as the Compensation Committee determines.

Shares Available for Awards. The total number of shares of Common Stock available for issuance under the 2022 Incentive Plan, as amended by the Amendment, is 22,000,000 shares.  Shares of Common Stock issued under the 2022 Incentive Plan may be either authorized but unissued shares, treasury shares or shares acquired on the open market.

Share Counting. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2022 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not replenish the plan share reserve. For SARs settled in shares, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Compensation Committee may grant awards under the 2022 Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve. Shares repurchased by the Company on the open market with the proceeds of an option exercise will not be added to the plan share reserve. Subject to applicable national securities exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to shares to reflect the transaction) may be issued under the plan pursuant to awards granted to individuals who were not employees of the Company or its affiliates immediately before such transaction and will not count against the plan share reserve.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)

upon the occurrence of a change of control of the Company in which awards under the 2022 Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

●	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
●

the payout opportunities attainable under outstanding performance-based awards will vest based on target performance and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

(B)

upon the occurrence of a change of control of the Company in which awards under the 2022 Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2022 Incentive Plan), then:

●

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

●

the payout opportunities attainable under outstanding performance-based awards will vest based on target performance and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Discretion to Accelerate Vesting. The Compensation Committee may, in its sole discretion, determine that all or a portion of a participant’s awards shall become fully or partially exercisable, that all or a portion of the restrictions on the participant’s awards shall lapse, and/or any performance-based criteria with respect such awards shall be deemed satisfied.

Anti-Dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and under the 2022 Incentive Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2022 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2022 Incentive Plan. The Compensation Committee may at any time amend, suspend, or discontinue the 2022 Incentive Plan, or alter any awards and award agreements under the 2022 Incentive Plan, to extent permitted by law and the rules of any stock exchange on which the Common Stock is listed. However, no such amendment, suspension or discontinuance may be made without first obtaining stockholder approval, if required by applicable law. No amendment, suspension or discontinuance of the 2022 Incentive Plan may, without the consent of the participant, adversely alter or change the any of the rights or obligations under any awards or other rights previously granted the participant.

Prohibition on Repricing. Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer. Awards granted under the 2022 Incentive Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercisable only by the participant during his or her lifetime. Except as determined by the Compensation Committee, no benefit payable under or interest in the 2022 Incentive Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

Clawback Policy. Awards under the 2022 Incentive Plan are subject to the Company’s clawback policy.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2022 Incentive Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Changes to these laws could alter the tax consequences described below. In addition, the below discussion assumes that all awards are exempt from, or comply with, the rules under Code Section 409A regarding nonqualified deferred compensation. State, local, and ex-U.S. income tax consequences are not discussed and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2022 Incentive Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2022 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance award, the participant will recognize ordinary income equal to the value of the cash, stock, or other property received and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2022 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Code Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2022 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2022 Incentive Plan would be subject to Code Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2022 Incentive Plan.

Proposed Amendment

Our stockholders are being asked to consider and vote upon the proposed Amendment No. 2 of the 2022 Incentive Plan to increase the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock.

2022 Incentive Plan Benefits

The following table sets forth the number of stock option, and restricted stock awards that have been granted under the 2022 Incentive Plan to our Named Executive Officers and the other individuals and groups indicated since the inception of the 2022 Incentive Plan.

	Number of	Number of
	Stock	Restricted
Name and Position	Options	Stock
Michael S. Weiss Chief Executive Officer and President	1,900,000	2,736,908
Sean A. Power, Chief Financial Officer, Treasurer and Corporate Secretary	200,000	322,500
All current executive officers as a group	2,100,000	3,059,408
All current nonexecutive directors as a group	-	429,910
Each nominee for election as a director	-	-
Each associate of any of such directors, executive officers or nominees	-	-
Each other person who received or is to receive 5% of awards	-	-
All employees as a group (including current officers who are not executive officers)	200,000	9,929,172

Vote Required and Board Recommendation

If a quorum is present, approval of Amendment No. 2 of our 2022 Incentive Plan requires the affirmative vote of a majority of the shares present, virtually, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “against” the proposal. Broker or nominee non-votes will not affect the outcome of the proposal, as they are not considered present and entitled to vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 2 OF OUR 2022 INCENTIVE PLAN.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2024 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: TG Therapeutics, Inc., 3020 Carrington Mill Blvd, Suite 475, Morrisville, NC 27560, Attn: Sean A. Power. You may also contact us at 1-(877)-575-TGTX (8489).

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2026 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Sean A. Power, at 3020 Carrington Mill Blvd, Suite 475, Morrisville, NC 27560, no later than December 31, 2025. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested and also by email to shareholders@tgtxinc.com.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Sean A. Power, our Corporate Secretary, at the above mailing and email addresses, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than February 12, 2026, and no later than March 16, 2026. If a stockholder fails to provide timely notice of a proposal to be presented at our 2026 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2024, delivered to you together with this proxy statement, is hereby incorporated by reference.

APPENDIX A

AMENDMENT NO. 2

TO THE

TG THERAPEUTICS, INC. 2022 INCENTIVE PLAN

THIS AMENDMENT NO. 2 (the “Amendment”) to the TG Therapeutics, Inc. 2022 Incentive Plan (the “Plan”) is adopted as of April 11, 2025, subject to and effective upon the approval of the shareholders at the 2025 annual meeting.

W I T N E S S E T H:

WHEREAS, TG Therapeutics, Inc. (the “Company”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 15.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan for certain purposes, subject to shareholder approval as required under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange (as defined in the Plan); and

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock.

NOW, THEREFORE, the Plan is amended as follows, subject to and effective upon the approval of the shareholders at the 2025 annual meeting:

***********

Section 5.1 is amended by replacing the current provisions therein in total with the following:

NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 22,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 22,000,000. If our stockholders approve the 2022 Incentive Plan, beginning at the Effective Date, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2022 Incentive Plan, and the Company will not grant any additional awards under the Prior Plan. If the Stockholders do not approve the 2022 Incentive Plan, the Company will continue granting awards under the Prior Plan.

***********

This Amendment to the Plan shall be effective as of the date indicated above. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

TG THERAPEUTICS, INC.
2 Gansevoort Street
9th Floor
New York, NY 10014

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Laurence Charney 02 Yann Echelard 03 Kenneth Hoberman 04 Daniel Hume 05 Sagar Lonial, MD
06 Michael S. Weiss

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000675332_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com

TG THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 12, 2025 9:30 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michael S. Weiss and Sean A. Power or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TG THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 9:30 AM, EDT on June 12, 2025, via a live webcast only at www.virtualshareholdermeeting.com/TGTX2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000675332_2 R1.0.0.2